LSB INDUSTRIES, INC.
OUTSIDE DIRECTORS STOCK PURCHASE PLAN

1.     Purpose. The purpose of this Outside Directors Stock Purchase Plan (the "Plan") is (a) to advance the interests of the Company and its stockholders while providing a means to attract, retain and compensate non-employee directors and (b) to enable non-employee directors to increase their proprietary interest in the Company, thereby providing such persons additional incentives to achieve the growth objectives of the Company.

2.     Definitions. In addition to the terms defined in paragraph 1, the following terms have the meanings set forth below:

        2.1     "Board" means the Board of Directors of the Company.

        2.2     "Company" means LSB Industries, Inc., a Delaware corporation.

        2.3     "Fair Market Value" means, with respect to the Shares, the fair market value of such
                  Shares determined by such methods or procedures as may be established from time to time by the Board. Unless otherwise determined by the Board, "Fair Market Value" will mean the closing price of a Share on the principal national securities exchange on which the Shares are listed on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the
                  National Association of Securities Dealers or successor national quotation service. If no such quotations are available for the day in question, "Fair Market Value" shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported.

       2.4     "Director Fee" means fees payable to a director in cash for the director's service on the
                 Board and on committees of the Board during any calendar year.

       2.5     "Eligible Director" means any member of the Board who is not an employee of the
                 Company or its subsidiaries.

       2.6     "Option" means any option to purchase Shares which is awarded pursuant to the Plan and is not intended to be an "incentive stock option" within the meaning of Section 422 of the
                 Internal Revenue Code of 1986 as amended.

       2.7     "Option Agreement" means the written agreement between the Company and the Eligible
                 Director, consisting of one or more documents, setting forth the terms and conditions of an option granted under this Plan.

       2.8     "Permanent Disability" or "Permanently Disabled" means the inability of the Eligible
                 Director to perform the Eligible Director's usual duties as a Board Member by reason of medically determined terminal, physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

       2.9     "Plan Year" means each calendar year during which this Plan is in effect and, with respect to an Eligible Director's initial election or appointment to the Board, the period commencing at the time of such election or appointment and ending on the succeeding December 31.

      2.10    "Shares" means the common stock, par value $.001 per share, of the Company or, if the outstanding Shares are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

3.    Participants.  Each Eligible Director may participate in the Plan.

4.    Shares Subject to Plan.

       4.1     Limitations. Subject to any adjustment pursuant to the provisions of the Plan, the maximum number of Shares which may be issued and sold hereunder will not exceed 400,000.

       4.2     Regrant. If any shares that are subject to an Option cease to be subject to such Option, such Shares will again be available for distribution in connection with future grants or issuances under this Plan. The number of shares available for distribution under this Plan will be reduced by the number of shares issued under this Plan upon exercise of an Option or upon issuance pursuant to the election by an Eligible Director in accordance with paragraph 9 of this Agreement.

       4.3    Character of Shares. The Company may satisfy its obligations to an Eligible Director exercising an Option or electing to receive Shares in payment of the Director Fee by issuing authorized and unissued Shares, by transferring treasury shares, or in part by the issuance of authorized and unissued Shares and the balance by the transfer of treasury shares.

       4.4     Board Determination. The adjustments described in this paragraph 4 and the manner of application thereof will be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this paragraph 4 will apply to any successor of successors of the Company and will be made regardless of the number or type of successive events requiring adjustments hereunder.

5.    Grant of Options. The Board is authorized to grant Options which are governed by the terms and conditions specified in this paragraph 5 to any Eligible Director.

       5.1     Exercise and Term of Options. Each Option will become exercisable at such time or times, during such period, and for the number of Shares as determined by the Board and set forth in the Option Agreement; provided however, unless the Option Agreement otherwise provides, no Option will be exercisable within the period ending six months and one day after the date the Option is granted. Notwithstanding the foregoing, each
                 Option will have a maximum term of ten years measured from the date the Option is granted.

       5.2     Notice of Exercise and Payment. Subject to any installment, exercise and waiting period provisions that are applicable in a particular case, Options granted under this Plan may be exercised, in whole or in part, at any time during the term of the Option, by giving written notice of such exercise to the Company identifying the Option being exercised and specifying the number of shares then being purchased. Such notice will be accompanied by payment in full of the exercise price, which shall be in cash or, unless otherwise provided in the Option Agreement, in whole Shares which are already owned by the
                 Eligible Director or, unless otherwise provided in the Option Agreement, partly in cash and partly in such Shares. Cash payments will be made by wire transfer, certified check or bank check or personal check, in each case payable to the order of the
                 Company; provided, however, that the Company will not be required to deliver certificates for Shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and valuable funds in payment of the purchase price thereof. Payments in the form of Shares (which will be valued at the Fair Market
                 Value of a Share on the date of exercise) will be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances, with signature guaranteed by a bank or investment banking firm.

        5.3     Issuance of Shares. As soon as practicable after its receipt of notice and payment pursuant to paragraph 5.2, the Company will cause one or more certificates for the Shares so purchased to be delivered to the Eligible Director or the party exercising the Option, as the case may be.

        5.4     Partial Exercise. An Option granted under this Plan may be exercised as to any part of the Shares for which it could be exercised. Such a partial exercise of an Option will not affect the right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

       5.5     Buyout and Settlement Provisions. The Board may at any time offer to buy out for cash or otherwise settle an Option previously granted, based upon such terms and conditions as the Board may establish and communicate to the Eligible Director at the time that such offer is made, including a settlement for exchange of a new award under the Plan for the surrender of the Option.

       5.6     Limited Transferability of Options. Each Option granted under this Plan may, in connection with the Eligible Director's estate plan, be assigned in whole or in part during the Eligible Director's lifetime to one or more members of the Eligible
                 Director's immediate family or to a trust established exclusively for one or more such family members. The assigned  portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate. The Eligible Director may also designate one or more persons as the beneficiary or beneficiaries of the Eligible Director's outstanding Options under this Plan, and those Options will, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Eligible
                 Director's death while holding such Options. Such beneficiary or beneficiaries will take the transferred Options subject to all the terms and conditions of the
                 Option Agreement including (without limitation) the limited time period during which the Option may be exercised following the Eligible Director's death.

       5.7     Termination of Board Service. If the Eligible Director ceases Board service for any reason
                 (other than death or Permanent Disability) while holding one or more Options awarded under this Plan, then each such Option will remain exercisable, for any or all of the shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (a) the expiration of the term of the Option as set forth in the Option
                 Agreement (b) the expiration of the three year period measured from the date of such cessation of Board service, and (c) the expiration of ten years from the date such Option was granted. However, each option held by the Eligible Director under this Plan at the time of the Eligible Director's cessation of Board service will immediately terminate and cease to remain outstanding with respect to any and all Shares for which the Option is not otherwise at that time exercisable.

       5.8     Death or Permanent Disability.

                 5.8.1     Eligible Directors. If the Eligible Director's service as a Board member ceases by reason of death or Permanent Disability, then each Option held by such Eligible
                              Director under this Plan will immediately become exercisable for all Shares at that time subject to that Option, and the Option may be exercised for any or all of those shares as fully-vested shares until the earlier of (a) the expiration of the term of the Option as set forth in the Option Agreement (b) the expiration of the three year period measured from the date of such cessation of Board service, and (c) the expiration of ten years from the date the Option was granted.

                 5.8.2     Former Eligible Directors. If the Eligible Director dies after cessation of Board service but while holding one or more Options under this Plan, then each such
                              Option may be exercised, for any or all of the shares for which the Option is exercisable at the time of the Eligible Director's cessation of Board service (less any shares subsequently purchased by Eligible Director prior to death), by the personal representative of the Eligible Director's estate or by the person or persons to whom the option is transferred pursuant to the Eligible Director's will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such Option. Such right of exercise will lapse, and the Option shall terminate, upon the earlier of (a) the expiration of the term of the
                              Option as set forth in the Option Agreement, (b) the three year period measured from the date of the Eligible Director's cessation of Board service, or (c) the expiration of ten years from the date such Option was granted.

       5.9     Cancellation and Regrant of Options. The Board is authorized to effect, at any time and from time to time, with the consent of the affected Option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new Options covering the same or different number of Shares but with an exercise price per share based on the Fair Market Value per Share on the new grant date.

6.     Acceleration of Options.

       6.1     Acceleration Upon Change of Control. Unless the Option Agreement provides otherwise or unless the Eligible Director waives the application of this paragraph 6.1 prior to a
                 Change of Control (as hereinafter defined), in the event of a Change of Control, each outstanding Option granted under the Plan will become exercisable in full immediately prior to the effective date of the Change of Control notwithstanding the vesting provisions contained in the Option Agreement and may be exercised for any or all of those Shares as fully-vested Shares.

       6.2     Change of Control Defined. A "Change of Control" shall be deemed to have occurred upon any of the following events:

                 (a)     The consummation of any of the following transactions: any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Shares immediately prior to such transaction will own at least 50 percent of the total voting power of the then-outstanding securities of the surviving corporation immediately after such transaction; or

                (b)     A transaction in which any person (as such term is defined in Sections 13(d)(3) and
                         14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity, or any group comprised solely of such entities): (i) purchases any Shares (or securities convertible into Shares) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) becomes the "beneficial owner"
                         (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly
                         (in one transaction or a series of transactions), of securities of the Company representing 50 percent or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company's securities);
                         or

                (c)     If, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the
                         Board, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

       6.3     General Waiver by Board. The Committee may, after grant of an Option, accelerate the vesting of all or any part of any Option, and/or waive any limitations or restrictions, if any, for all or any part of an Option.

7.     Adjustment Upon Change of Shares. Subject to any required action by the stockholders of the Company, the number of Shares for which Options may thereafter be granted, and the number of Shares then subject to Options previously granted, and the price per share payable upon exercise of such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. In addition, adjustments will be made pursuant to the following:

       (a)     If the Company is reorganized or consolidated or merged with another corporation, in which the Company is the non-surviving corporation, an Eligible Director holding of an outstanding Option granted under this Plan shall be entitled (subject to the provisions of this paragraph 7) to receive Options covering shares of such reorganized, consolidated or merged corporation in the same proportion as granted to the Eligible
                Director prior to such reorganization, consolidation or merger at an equivalent exercise price, and subject to the same terms and conditions as this Plan. For purposes of the preceding sentence, the excess of the aggregate Fair Market Value of Shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate exercise price of such shares shall not be more than the excess of the aggregate
                Fair Market Value of all Shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate exercise price of such Shares, and the new stock option or assumption of the old Option by any surviving corporation shall not give the Eligible Director additional benefits which the Eligible Director did not have under the old Option.

       (b)     To the extent that the foregoing adjustments relate to the Shares, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        (c)     Except as expressly provided in this paragraph 7, the Eligible Director will have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, reorganization or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

       (d)     The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.     Compensation Shares. For each quarter during the Plan Year, each Eligible Director may elect to apply all or any portion of the Director Fee payable during that Plan Year to the acquisition of Shares under this Plan.

        8.1     Number of Award Shares. If the Eligible Director elects to receive a portion of such
                  Eligible Director's Director Fee in Shares: (a) the Eligible Director will receive the number of Shares obtained by dividing the amount of the Director Fee subject to the Eligible Director's election by the Fair Market Value of a Share and (b) the
                  Eligible Director will receive the balance of the Director Fee in cash or its equivalent. If the Eligible Director elects to receive 100% of the Director Fee in
                  Shares the Eligible Director will receive the number of Shares obtained by dividing the applicable Director's Fee by the Fair Market Value of a share. Fair Market
                  Value as used in this paragraph 8, shall be determined on the business day immediately preceding the date that the Director Fee is due.

        8.2     Method of Electing. The election of the Eligible Director described in paragraph 8.1 must be in writing and filed with the Company's Secretary prior to the first day of each calendar quarter during the Plan Year. If an Eligible Director fails to make such election in a timely manner, such Eligible Director will be deemed to have elected not to receive any of the
                  Director Fee payable to such Eligible Director in Shares.

9.     Amendments and Termination.

       9.1     Amendments to Plan; Termination. The Board may at any time, and from time to time, amend or modify any of the provisions of the Plan, and may at any time suspend or terminate the Plan. Notwithstanding the foregoing sentence, any amendment to the Plan will not be effective unless and until it has been duly approved by the stockholders of the outstanding Shares if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

       9.2     Amendments to Individual Awards. The Board may amend the terms of any Option granted under the Plan; provided, however, that subject to paragraph 7 hereof, no such amendment may be made by the Board which in any material respect impairs the rights of the Eligible Director without the Eligible Director's consent.

10.     Investment Intent. The Board may require each Eligible Director receiving Shares or Options to represent to, and agree with, the Company in writing that each Eligible Director is acquiring the Shares for investment without a view to distribution, and may condition the issuance of Shares pursuant to the Share Award on such other representation or agreement as may be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws.

11.     Share Certificates. The Company will not be required to issue or deliver any certificate for Shares purchased hereunder or any portion thereof unless, in the opinion of the Company's counsel there has been compliance with all applicable legal requirements. In addition, the Company will impose such restrictions on Shares delivered to an Eligible Director under the Plan as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the shares are then listed or quoted, any state securities laws applicable to such, any transfer, any provisions of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

12.     Stockholder Rights. An Eligible Director will have no stockholder rights (a) with respect to the Shares subject to an Option until such person has exercised the Option, paid the exercise price, and become a holder of record of the purchased Shares, or (b) with respect to Shares subject to such person's election pursuant to paragraph 8.1, until the Director Fee is due and payable and such person has become a holder of record of the purchased Shares.

13.     Effective Date, Stockholder Approval, and Plan Termination. The Plan will become effective on its approval by the stockholders of the Company. Unless earlier terminated by the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan, and the Company has not further rights or obligations under the Plan with respect to Options under the Plan.

14.     Relationship to Other Compensation Plans. The adoption of the Plan will neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor will the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plan for directors of the Company.

15.     Plan Binding on Successors. The Plan will be binding upon the successors and assigns of the Company.

16.     Headings. Headings of paragraphs hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

17.     Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.